UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2023 (August 25, 2023)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities

In continuation of L.B. Foster Company’s (“Company”) strategic transformation, the Company has implemented a plan to exit the fabricated bridge grid deck product line.

On August 25, 2023, the Company determined that it would discontinue its fabricated bridge grid deck manufacturing and commercial operations located in Bedford, PA. The decision to exit the product line, which includes the separation of certain union and non-union employees both in Bedford and Greentree, PA, is a result of a weak bridge grid deck market condition and outlook due to customer adoption of newer technologies replacing the grid deck solution. It also allows the Company to focus on its growing bridge forms product line which will continue to be produced at its Bedford manufacturing site. The Company expects to cease grid deck operations during the fourth quarter of 2023. The bridge grid deck product line represents approximately $9.0 million in sales over the last twelve months.

As a result of this exit activity, the Company expects to incur certain cash and non-cash exit and disposal charges consisting of cash severance and employee retention expense of approximately $1.0 to $1.2 million, other miscellaneous exit costs of approximately $0.2 million, and non-cash impairment reserves of approximately $1.4 to $1.5 million. Total exit costs are expected to range between $2.6 to $2.9 million, with cash costs ranging between $1.2 and $1.4 million, in its Steel Products and Measurement operating segment. The approximate expense resulting from this exit could change materially as a result of certain factors such as employee acceptances of the severance and retention packages offered, additional contract liabilities incurred, and unknown and unforeseen costs in relation to the exit activities. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Press Release dated August 30, 2023, of L.B. Foster Company.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	August 30, 2023	/s/ William M. Thalman
William M. Thalman
Executive Vice President
and Chief Financial Officer